Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-251823 on Form F-1 of our report dated September 30, 2020, relating to the consolidated financial statements as of and for the years ended December 31, 2019 and 2018 of Patria Investments Limited. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE TOUCHE TOHMATSU

Auditores Independentes

São Paulo, Brazil

January 08, 2021